Exhibit 10.4

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (“Agreement”), dated as of [   ], 2025 (“Effective Date”), is entered into between EQT AB (the “Licensor”), on the one hand, and EQT Infrastructure Company LLC (the “Licensee”), on the other hand.

Recitals

WHEREAS, Licensor owns all right, title and interest in the trademarks and service marks “EQT” and “EQPE” (the “Marks”);

WHEREAS, Licensee is an operating company that intends to acquire, own and control portfolio companies (the “Licensee Business”);

WHEREAS, Licensor’s wholly owned subsidiary, EQT Partners Inc., is entering into a management agreement with Licensee on or around the Effective Date;

WHEREAS, Licensee desires to operate the Licensee Business using the Licensed Names (as defined below) and Licensor is willing to permit Licensee to use the Licensed Names in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

Terms and Conditions

1. Grant of License. Subject to the other provisions of this Agreement, Licensor grants to Licensee a fully paid-up, royalty-free, non-exclusive, non-transferable, non-sublicensable, worldwide license during the Term of this Agreement to use the Marks solely, as applicable: (a) as part of Licensee’s corporate name, EQT Infrastructure Company LLC, (b) as a trademark, as an abbreviation for “EQT Infrastructure Company LLC”, and (c) as part of the domain name https://eqtgroup.com/private-wealth/infrastructure/eqic (all of the foregoing, the “Licensed Names”), in each case, solely in connection with the Licensee Business. Licensee acknowledges that any use of the Licensed Names by Licensee and any goodwill associated with such use has inured to and shall in the future inure to the benefit of Licensor.

2. Registration/Maintenance. Licensee acknowledges that only Licensor may file or prosecute trademark applications to register the Marks or the Licensed Names. Licensee will cooperate with Licensor or its designee in connection with the filing and prosecution of any such applications and the maintenance or renewal of any registration for the Marks. Notwithstanding the foregoing, Licensor agrees that Licensee may register the Licensed Names in clauses 1(a) and 1(c) as corporate names or domain names, as applicable, provided that such registration shall not grant Licensee any interest in the Marks. In the event of the termination of this Agreement pursuant to Section 5 below, Licensee will be required to change its corporate name and domain names to a name that does not consist of or incorporate the Marks or any trademark that is confusingly similar thereto.

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3. Ownership. Licensee acknowledges that Licensor reserves all rights in the Marks that are not granted herein. Licensee agrees to not do anything inconsistent with Licensor’s ownership of the Marks, including directly or indirectly challenging or disputing Licensor’s ownership of or right, title or interest in, the Marks or the associated goodwill. Notwithstanding the foregoing, in the event that Licensee is deemed to own any rights in the Marks, Licensee hereby irrevocably assigns such rights to Licensor together with all goodwill associated therewith.

4. Quality Control

(a) In order to comply with Licensor’s quality control standards, Licensee agrees that it shall: (i) use the Licensed Names in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice, wherever the Licensed Names are used; (ii) adhere to such other specific quality control standards that Licensor may from time to time promulgate and communicate to Licensee with respect to the Marks or Licensed Names; (iii) comply with all federal, state and local laws and regulations governing the use of the Licensed Names and the provision of the Licensee Business; (iv) not alter or modify the Licensed Names in any way, or use the Licensed Names in combination with any other names, marks or designs, without the prior written consent of Licensor; or (v) not use the Licensed Names in any way that could denigrate the value, reputation or goodwill associated with the Licensed Names or which impugns the reputation of Licensor or its affiliates.

(b) In order to confirm that Licensee’s use of the Licensed Names complies with this Section 4, Licensor shall have the right upon reasonable advance written notice (i) to require that Licensee submit to Licensor representative samples of materials showing Licensee’s use of the Licensed Names in connection with the Licensee Business; and (ii) to allow Licensor to evaluate the operation of the Licensee Business and confirm that its operation meets Licensor’s quality standards.

(c) Subject to Section 2 above, Licensee will not seek to register the Marks or Licensed Names in its own name or seek to register or use any other name or mark resembling or confusingly similar to the Marks or the Licensed Names in any country for any products or services without prior written consent of Licensor. Licensee also will not acquire in its own name (or that of any third party) any domain names other than the Licensed Names, social media names, or any other type of internet or online platform page or account name, or designator of source, that includes or consists of the Marks or any of the Licensed Names, or resembles or is confusingly similar to any of the Licensed Names or the Marks.

(d) Licensee will use the Licensed Names only in the manner and with the appropriate legends as prescribed from time to time by Licensor, including trademark notices and notices stating that the Marks are owned by Licensor and/or used under license from Licensor.

5. Term and Termination

(a) The term of the license granted in this Agreement (“Term”) shall continue in perpetuity unless termination occurs pursuant to the provisions of this Section 5.

(b) The parties may terminate this Agreement by mutual agreement at any time.

(c) Licensor may terminate this Agreement at any time upon ninety (90) days’ written notice to Licensee.

(d) Licensor may terminate this Agreement upon fifteen (15) days’ written notice to Licensee if Licensor deems it necessary in order to settle any claim of infringement, unfair competition or similar claim against Licensor and/or Licensee, that arises out of or relates to the use of the Licensed Names.

(e) Licensor may terminate this Agreement if Licensee materially breaches any of the provisions of this Agreement and does not cure same within thirty (30) days after receiving written notice from Licensor.

(f) Licensor may immediately terminate this Agreement in the event of the voluntary or involuntary insolvency, bankruptcy or liquidation of assets of Licensee, without need for notice of termination.

(g) Licensor may immediately terminate this Agreement in the event that the Management Agreement expires or is terminated.

(h) Upon termination of this Agreement, Licensee shall within ten (10) business days (i) discontinue all use of the Licensed Names, (ii) at Licensor’s request, send to Licensor or destroy or delete all materials bearing the Licensed Names within the possession or control of Licensee and (iii) change the Licensed Names to names that do not consist of or incorporate the Marks or any trademark that is confusingly similar thereto.

6. Representations and Warranties; Limitations.

(a) Each party represents and warrants to the other party that: (i) it is duly organized and validly existing under the laws of its state of organization; (ii) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; (iii) its execution and performance of this Agreement does not and shall not violate any applicable law, rule, regulation or judicial order, or violate any contractual obligations which it may have with any third party; and (iv) it shall comply with all laws applicable to its exercise of rights and performance of obligations hereunder.

(b) EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6(a), LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THIS AGREEMENT, THE MARKS OR THE LICENSED NAMES, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE. LICENSEE’S USE OF THE LICENSED NAMES IS ON AN “AS-IS” BASIS.

(c) EXCEPT WITH RESPECT TO LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. Indemnity. Licensee agrees to defend, indemnify, and hold harmless Licensor and its affiliates and each of their respective officers, directors, employees, agents, and representatives (“Licensor Indemnitees”) from and against all claims, suits, liabilities, damages, penalties, costs, losses, and expenses (including reasonable attorneys’ fees) (collectively, “Claims”) which may be suffered by or obtained against any Licensor Indemnitee, arising out of or in connection with any (i) use of the Licensed Names by Licensee, except for any claims that the Licensed Names when used as permitted under this Agreement infringe the U.S. trademark rights of any third party or (ii) breach of this Agreement by Licensee.

8. Infringement Proceedings

(a) Licensee shall promptly notify Licensor promptly after it becomes aware of any (i) infringement or unauthorized use or registration of the Marks by any third party or (ii) claim or allegation that the Marks infringe the trademarks of any third party. Licensor has the sole right (but not the obligation) to take any action with respect to the foregoing, and Licensee shall cooperate with Licensor in such regard.

9. Assignment. Licensee may not assign this Agreement without the prior written consent of Licensor in its sole discretion. Licensor may freely assign this Agreement.

10. Waiver. Waiver by Licensor of any breach of any condition or covenant of this Agreement by Licensee shall not be deemed a waiver of any subsequent breach of the same or any other condition of this Agreement.

11. Entire Agreement. This Agreement contains all agreements and understandings of the parties with respect to the subject matter of this Agreement. Each party acknowledges that no representations, inducements, promises or agreements have been made, orally or otherwise, by any party, or anyone acting on behalf of any party, which are not expressly embodied in this Agreement.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York. Any action to enforce the terms of this Agreement shall be brought in the United States District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, then in any court of competent jurisdiction in New York, and each Party hereby irrevocably consents to the exclusive jurisdiction and venue of such courts, and waives any defenses based upon improper venue, inconvenient forum or lack of personal jurisdiction.

13. Successors. In the event of a permitted assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective permitted successors, representatives and assigns.

14. Modifications. This Agreement may only be modified in a written instrument executed by the parties.

15. Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if (1) sent by registered or certified mail, or by an overnight delivery service that allows for tracking of the delivery; or (2) sent by international delivery service that allows for tracking of the delivery, as follows:

If to Licensor, to:

EQT AB, Regeringsgatan 25, 111 53 Stockholm, Sweden Attn: Legal (with an electronic copy to legal@eqtpartners.com)

With a copy to:

Anita B. Polott, Morgan, Lewis & Bockius LLP, 1111 Pennsylvania Avenue, NW, Washington, DC 20004-2541, United States (with an electronic copy to anita.polott@morganlewis.com)

If to Licensee, to:

EQT Infrastructure Company LLC, 1114 Avenue of the Americas, 45th Floor, New York, NY 10036, United States, Attn: Bethany Oleynick (with an electronic copy to legal@eqtpartners.com)

or to such other address as any party shall have designated by notice in writing to the other parties. Unless otherwise provided in this Agreement, all notices, demands and requests sent in the manner provided in this Agreement shall be effective two (2) business days after mailing if sent domestically or four (4) business days after mailing if sent by international overnight courier.

16. Further Assurances. Upon request of the other party, a party shall take all further actions and execute all further documents as are reasonably required to further the intents and purposes of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, including by fax, PDF, or other electronic means, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first written above.

EQT AB:	EQT Infrastructure Company LLC:

By:	By:

Title:	Title:

Date:	Date:

By:	By:

Title:	Title:

Date:	Date: